UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BANCORP OF NEW JERSEY, INC.

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BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

April 17, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” to be held on Thursday, May 22, 2008 at 3:00 PM at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey.

At the annual meeting, shareholders will be asked to consider and vote upon the following matters:

•	Election of six directors to the Company’s board of directors, to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2010 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2011 annual meeting of shareholders and until their successors are elected and qualify.

•	Such other matters as may properly come before the meeting.

The board of directors of the Company urges you to vote in favor of each of the board’s director nominees.

Very truly yours,

ALBERT F. BUZZETTI
President and Chief Executive Officer

BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2008

Notice is hereby given that the Annual Meeting of Shareholders of Bancorp of New Jersey, Inc., or the “Company,” will be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey on Thursday, May 22, 2008, at 3:00 PM, for the purpose of considering and voting upon the following matters:

•	Election of six directors to the Company’s board of directors, to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2010 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2011 annual meeting of shareholders and until their successors are elected and qualify.

•	Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on April 10, 2008 are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

DIANE M. SPINNER
Secretary

April 17, 2008

BANCORP OF NEW JERSEY, INC.
1365 Palisade Avenue
Fort Lee, New Jersey 07024

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 22, 2008

This proxy statement is being furnished to shareholders of Bancorp of New Jersey, Inc., referred to as the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at the Double Tree Hotel, 2117 Route 4 Eastbound, Fort Lee, New Jersey, at 3:00 PM on Thursday, May 22, 2008, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•	Election of six directors to the Company’s board of directors, to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2010 annual meeting of shareholders and until their successors are elected and qualify.

•	Election of six directors to the Company’s board of directors, to serve until the 2011 annual meeting of shareholders and until their successors are elected and qualify.

•	Such other matters as may properly come before the meeting.

Information regarding the election of directors is included in this proxy statement. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 17, 2008.

TABLE OF CONTENTS

Forward-Looking Statements	2
Information About Voting	3
Election of Directors	5
Board of Directors and Committees	6
Security Ownership of Certain Beneficial Owners and Management	10
Executive Officers and Compensation	11
Certain Relationships and Related Transactions	15
Code of Ethics	15
Audit-Related Information	15
Section 16(a) Beneficial Ownership Reporting Compliance	16
Equity Compensation Plan Information	16
Shareholder Proposals	17
Reports and Other Documents	17

FORWARD-LOOKING STATEMENTS

This document contains forward looking statements, in addition to historical information. Forward looking statements are typically identified by words or phases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

You should note that many factors, some of which are discussed elsewhere in this document and in the documents we file with the Securities and Exchange Commission from time to time, could affect the future financial results of Bancorp of New Jersey, Inc. and its subsidiary, Bank of New Jersey, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this document. These factors include, but are not limited, to the following:

•	Volatility in interest rates and shape of the yield curve;

•	Increased credit risk;

•	Operating, legal and regulatory risk;

•	Economic, political and competitive forces affecting the Company’s line of business; and

•	The risk that the analysis of these risks and forces could be incorrect, and/or that the strategies developed to address them could be unsuccessful.

Bancorp of New Jersey, Inc., referred to as “we” or the “Company,” cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and they advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and the Bank, who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of six directors to the Company’s board of directors, to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualify, the election of six directors to the Company’s board of directors, to serve until the 2010 annual meeting of shareholders and until their successors are elected and qualify, the election of six directors to the Company’s board of directors, to serve until the 2011 annual meeting of shareholders and until their successors are elected and qualify, and such other matters as may properly come before the annual meeting. We are not aware of any such other matters that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock on the record date. The record date is the close of business on April 10, 2008. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other matter as may properly come before the annual meeting. As of April 10, 2008, there were 4,987,569 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•	In Person. If you choose to vote in person, come to the annual meeting and cast your vote. If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

How do I vote if shares are held through a bank, brokerage firm or other nominee?

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee.

•	In Person. If you wish to vote in person at the annual meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee. This will authorize you to vote at the annual meeting. Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

Unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement. If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares FOR the election of the nominees for director named in this proxy statement, but may not vote your shares on any other matter to properly come before the annual meeting. At or after the annual meeting, a judge or judges of election will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters submitted to the shareholders. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to attend the annual meeting and vote in person. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attn.: Secretary, and received prior to the annual meeting. In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum but otherwise do not count.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting. A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting. Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result. Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required for any other proposals that may properly come before the annual meeting?

All other proposals that may properly come before the annual meeting will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our certificate of incorporation or our bylaws. Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the approval of the proposals. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide that the number of directors constituting the entire board will be between five and 25, with the exact number to be determined from time to time by the board of directors. The board has fixed the number of directors constituting the entire board at 18.

Our certificate of incorporation and bylaws also provide that the directors will be divided into three classes, as nearly equal in number as possible, in respect to the time for which they severally hold office, beginning with the 2008 annual meeting. Accordingly, at the 2008 annual meeting, our directors will be classified and you will be asked to elect six directors to each one of the classes. Beginning in 2009, and at each annual meeting thereafter, only one class of directors will be elected and each class of directors so elected will serve for a term of approximately three years.

It is intended that the proxies solicited by the board of directors will be voted FOR the eighteen director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Each nominee is an incumbent director and each director, other than Mr. Calabrese, has served as a director of the Company and the Bank since their respective organizations. The names of the nominees for election and certain information about them are set forth in the following table:

		Director
Name, Position and Age	Business Experience During Past Five Years	Since

Michael Bello, Director, 44	President of the Michael Bello Insurance Agency	2006
Jay Blau, Director, 62	President of Imperial Sales and Sourcing, Inc.	2006
Albert F. Buzzetti Chairman of the Board, President & CEO, 68	Chairman, President and CEO of Bank of New Jersey since May 2006. Organizational activities related to the Bank, July 2005 to May 2006.	2006
	Executive Vice President of Interchange Financial Services Corporation, May 2003 to August 2004.
	President and CEO of Bridge View Bancorp, 1989 to May 2003, until the sale of Bridge View Bancorp to Interchange Financial Services Corporation.
Albert L. Buzzetti, Director, 38	Managing Partner of the law firm of A. Buzzetti and Associates, LLC	2006
Gerald A. Calabrese, Jr., 58	President of Calabrese Realty Co.	2007
Stephen Crevani, Director, 66	President of Aniero Concrete	2006
John K. Daily, Director, 49	Executive Vice President of C.A. Shea & Co.	2006
Armand Leone, Jr., MD, JD Vice Chairman, 50	Partner in the law firm of Britcher, Leone and Roth	2006
Anthony M. Lo Conte Director, 50	President and CEO of Anthony L and S, LLC	2006
Carmelo Luppino, Director, 80	Real Estate Developer	2006
Rosario Luppino, Director, 74	Real Estate Developer	2006
Howard Mann, Director, 53	President of Carolace Industries	2006
Josephine Mauro, Director, 75	Realtor and owner of Mauro Realty Company	2006
Joel P. Paritz, Director, 64	CPA and President of Paritz & Company, P.A.	2006
Christopher M. Shaari, MD Director, 40	Physician	2006
Anthony Siniscalchi Director, 49	Partner in the firm of A. Uzzo & Co., CPAs, P.C.	2006

		Director
Name, Position and Age	Business Experience During Past Five Years	Since

Mark Sokolich, Director, 44	Managing Partner of the law firm of Sokolich & Macri	2006
Diane M. Spinner, Director, 54	Executive Vice President and Chief Administrative Officer of Bank of New Jersey since May 2006. Organizational activities related to the Bank, July 2005 to May 2006. President and CEO of Rock Community Bank, January 2001 to December 2003.	2006

Director Albert L. Buzzetti is the son of Chairman of the Board, President & CEO, Albert F. Buzzetti. Directors Carmelo Luppino and Rosario Luppino are brothers.

No director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” or subject to the requirements of Section 15(d) of such act, or any company registered as an investment company under the Investment Company Act of 1940.

Class “A” Nominees For Director — Term Expiring In 2009

The board has nominated Michael Bello, Jay Blau, Albert F. Buzzetti, Albert L. Buzzetti, Gerald A. Calabrese, Jr. and Stephen Crevani for election to the board of directors, to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualify.

Class “B” Nominees For Director — Term Expiring In 2010

The board has nominated John K. Daily, Armand Leone, Jr., Anthony Lo Conte, Carmelo Luppino, Rosario Luppino and Howard Mann for election to the board of directors, to serve until the 2010 annual meeting of shareholders and until their successors are elected and qualify.

Class “C” Nominees For Director — Term Expiring In 2011

The board has nominated Josephine Mauro, Joel Paritz, Christopher Shaari, Anthony Siniscalchi, Mark Sokolich and Diane M. Spinner for election to the board of directors, to serve until the 2011 annual meeting of shareholders and until their successors are elected and qualify.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS AT WHICH HIS OR HER TERM IS SCHEDULED TO EXPIRE AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Because the Company’s common stock is not listed on a national securities exchange or in an inter-dealer quotation system, the Company is not considered a listed issuer and certain listing standards regarding independence of directors do not apply to the Company. We have determined, however, the independence of the members of our board of directors and board committees by reference to the listing standards of the American Stock Exchange. Under the independence standards of the American Stock Exchange, Michael Bello, Jay Blau, Gerald A. Calabrese, Jr., Stephen Crevani, John K. Daily, Armand Leone, Jr., Anthony M. Lo Conte, Carmelo Luppino, Rosario Luppino, Howard Mann, Josephine Mauro, Joel P. Paritz, Christopher M. Shaari, Anthony Siniscalchi and Mark Sokolich were determined to be independent, and all of the members of our audit and compensation committees were determined to be independent. During 2007, the independent members of the board of directors functioned as the Company’s nominating committee. In determining independence, the board considered immaterial amounts of legal, insurance agency and appraisal services provided by certain directors or entities in which they have interests, and determined that such transactions and relationships would not interfere with the directors’ exercise of independent judgment in carrying out the responsibilities of a director. In connection with such services, the disinterested members of the board of directors reviewed the transactions and relationships, determined that each is on arm’s-length terms, and approved each such transaction and relationship. No member of the audit committee had an interest in any such transaction or relationship. The members of the board who were determined to be not independent were Albert F. Buzzetti, Albert L. Buzzetti and Diane M. Spinner. Albert F. Buzzetti and Diane M. Spinner being employees of the Company and Albert L. Buzzetti being son of Albert F. Buzzetti.

Board Meetings

During 2007, the board of directors held 12 meetings. All of our directors attended at least 75% of board meetings and meetings of committees of the board on which such directors served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. As we adopted a holding company structure during 2007, the 2008 annual meeting will be the Company’s first annual meeting of shareholders. All of our directors attended the Bank’s 2007 annual meeting of shareholders except Jay Blau, Stephen Crevani and Armand Leone, Jr.

Board Committees

The board of directors of the Company conducts much of its business through committees of the board. During 2007, the board maintained standing audit and compensation committees, as well as an executive committee. The independent members of the board of directors functioned as the Company’s nominating committee in 2007.

Audit Committee

The audit committee of the board of directors consisted of Directors Siniscalchi (Chair), Daily, Mauro and Paritz during the fiscal year ended December 31, 2007. Each member of the audit committee would be independent under the requirements of the American Stock Exchange. The board of directors has determined that each of Messrs. Siniscalchi and Paritz qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.” The audit committee met five (5) times in 2007.

The board of directors of the Company has designated a standing audit committee. The audit committee has adopted a formal charter. The primary duties of the audit committee are:

•	making suitable periodic examinations into the affairs of the Company, or causing such examinations to be made, including whether the Company is in a sound and solvent condition and whether adequate internal audit controls and procedures are being maintained;

•	recommending to the board such changes in the manner of doing business or conducting the affairs of the Company as shall be deemed advisable;

•	upon its own recommendation, employing a qualified firm of certified public accountants to make an audit and examination of the affairs of the Company at least once in each calendar year;

•	reviewing in detail all examinations of Federal and state regulatory authorities;

•	reviewing any changes in accounting policy proposed by management, the internal auditors or the certified public accountants; and

•	making appropriate reports of its activities to the full board of directors.

Audit Committee Report

The audit committee has considered and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2007, with management. The audit committee has also discussed with Beard Miller Company LLP, or “BMC,” the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the audit committee has received the written disclosures from BMC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has considered whether the provision of non-audit services by BMC to the Company is compatible with maintaining its independence and has discussed with BMC its independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 31, 2008.

Submitted by the Audit Committee:

Anthony Siniscalchi, Chair
John K. Daily
Josephine Mauro
Joel P. Paritz
April 1, 2008

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During 2007, the compensation committee of the board of directors consisted of Directors Shaari (Chair), Bello, Blau, Leone and Lo Conte and met twice.

The compensation committee has not adopted a formal charter. The primary duties of the compensation committee are:

•	adopting compensation policy;

•	reviewing and evaluating the compensation of the directors and executive officers, and recommending any modification in any such compensation;

•	requiring regular salary and benefit surveys comparing the Company with its competitors; and

•	approving all changes in the compensation package of executive officers.

Compensation Processes and Procedures

Our board of directors has delegated the sole authority to set the compensation of our executive officers to the compensation committee. While the committee may seek input from the chief executive officer with respect to the compensation of other executive officers, the committee may not delegate the authority to set the compensation of executive officers. The compensation committee may retain, but has not retained, a compensation consultant.

Nominations and Shareholder Communications

Nomination Process

The Bank commenced operations in May 2006 and adopted a holding company structure in July 2007. With one exception, the current board of directors of the Company is comprised of the organizers of the Bank. For this reason, the board has not yet designated a nominating committee to consider new director nominees. Until the board does designate such a committee, the independent members of the board of directors will participate in the consideration of director nominees. During 2007, several non-management directors, as well as our chief executive officer, recommended the addition of Gerald A. Calabrese, Jr. to our board of directors and, after consideration, he was appointed a director effective August 1, 2007.

The board of directors will consider director candidates recommended by shareholders. Any shareholder who wishes to recommend a director candidate for consideration may send notice to Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Albert F. Buzzetti, Chairman of the Board. The notice should contain the information described in the section titled, “Shareholder Proposals,” on page 17. The board shall give director candidates recommended by shareholders the same consideration as director candidates recommended by other sources.

Minimum Qualifications

Our bylaws set forth certain minimum qualifications with respect to individuals who may serve on our board of directors. Generally, a person is not qualified to serve as a director if he or she:

•	is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty, breach of trust or money laundering;

•	is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving an unsafe or unsound practice in conducting the affairs of an insured depository institution, dishonesty, breach of trust, or money laundering, which order is final and not subject to appeal;

•	has been found, in a final and unappealable decision by any federal or state regulatory agency or by any court, to have breached a fiduciary duty involving personal profit, or committed a reckless or willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency;

•	is a member of a group (within the meaning of section 13(d)(3) of the Exchange Act) which includes a member who would be disqualified from serving as a director of the Company for one of the reasons set forth above; or

•	is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to the corporation or any subsidiary of the corporation.

Shareholder communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, Attention: Albert F. Buzzetti, Chairman of the Board. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2008, certain information concerning the ownership of shares of the common stock by (1) any person who is known by us to own beneficially more than five percent (5%) of the issued and outstanding common stock, (2) each director of the Company, (3) each named executive officer identified below in the section captioned “Executive Compensation” on page 13, and (4) all directors and executive officers as a group.

	Number of Shares
Name	Beneficially Owned+	Percentage of Ownership++

Michael Bello(1)	66,000	1.32%
Jay Blau(2)	66,000	1.32%
Albert F. Buzzetti(3)	88,000	1.76%
Albert L. Buzzetti(4)	39,820	*
Gerald A. Calabrese, Jr.(5)	46,078	*
Stephen Crevani(6)	132,000	2.63%
John K. Daily(7)	37,884	*
Armand Leone, Jr., MD, JD(8)	99,000	1.98%
Anthony M. Lo Conte(9)	66,000	1.32%
Carmelo Luppino(10)	132,000	2.65%
Rosario Luppino(11)	126,720	2.54%
Howard Mann(12)	44,260	*
Josephine Mauro	66,000	1.32%
Joel P. Paritz(13)	19,800	*
Christopher M. Shaari, MD(14)	52,800	1.06%
Anthony Siniscalchi(15)	36,960	*
Mark Sokolich(16)	33,000	*
Diane M. Spinner(17)	54,999	1.10%
Michael Lesler(18)	27,330	*
Leo J. Faresich(19)	35,200	*
All directors and executive officers as a group (20 persons).	1,269,851	24.48%

*	Less than one percent (1.00%)

+	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++	Shares beneficially owned include warrants and options to purchase shares which are currently exercisable or which will be exercisable within 60 days of April 10, 2008. Percentage calculations presume that the identified individual or group exercise all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.

(1)	Includes warrants to purchase 11,000 shares.

(2)	Includes warrants to purchase 11,000 shares.

(3)	Includes warrants to purchase 11,000 shares and options to purchase 11,000 shares.

(4)	Includes 1,100 shares owned by child and warrants to purchase 6,820 shares.

(5)	Includes shares held by children.

(6)	Includes 55,000 shares owned by Mr. Crevani’s wife and warrants to purchase 22,000 shares.

(7)	Includes 4,070 shares owned by Mr. Daily’s wife and children and warrants to purchase 6,314 shares.

(8)	Includes 27,500 shares owned as custodian for Dr. Leone’s children and warrants to purchase 9,996 shares.

(9)	Includes warrants to purchase 11,000 shares.

(10)	Includes 66,000 shares owned by Mr. Carmelo Luppino’s wife.

(11)	Includes 118,800 shares owned by Mr. Rosario Luppino’s wife, family trusts and a company he controls and warrants to purchase 7,370 shares.

(12)	Includes 24,750 shares owned by a family partnership which Mr. Mann controls and 2,550 shares owned by Mr. Mann’s son, as well as warrants to purchase 6,710 shares.

(13)	Includes warrants to purchase 3,300 shares.

(14)	Includes 44,000 shares owned by a partnership controlled by Dr. Shaari and warrants to purchase 8,800 shares.

(15)	Includes 8,800 shares held in custodial accounts controlled by Mr. Siniscalchi and warrants to purchase 6,160 shares.

(16)	Includes warrants to purchase 5,500 shares.

(17)	Includes warrants to purchase 3,000 shares.

(18)	Includes warrants to purchase 660 shares and options to purchase 22,000 shares.

(19)	Includes warrants to purchase 2,200 shares and options to purchase 22,000 shares.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following table sets forth the name and age of each current executive officer of the Company. Select biographical information concerning these individuals appears below the table. The executive officers are appointed to their respective offices annually.

Name	Age	Position

Albert F. Buzzetti	68	President and Chief Executive Officer
Leo J. Faresich	64	Executive Vice President and Chief Lending Officer
Michael Lesler	37	Executive Vice President and Chief Financial Officer
Diane M. Spinner	54	Executive Vice President and Chief Administrative Officer

See pages 5 and 6 for a description of the business background of Mr. Buzzetti and Ms. Spinner.

Leo J. Faresich has served as Executive Vice President and Chief Lending Officer of the Bank since May 2006. Beginning in 1999, Mr. Faresich was employed by Greater Community Bancorp, Totowa, New Jersey, and served as its Executive Vice President and Chief Lending Officer from 2003 to September 2005, at which time he was engaged in connection with the organizational activities of the Bank.

Michael Lesler has served as Executive Vice President and Chief Financial Officer of the Bank since May 2006. Beginning in 1997, Mr. Lesler was employed by Bridge View Bancorp and served as Senior Vice President and Chief Financial Officer of Bridge View Bancorp from 2000 until it was acquired by Interchange Financial Services Corporation in May 2003. He served as Senior Vice President of Interchange Capital Corp., a subsidiary of Interchange Financial Services Corporation from May 2003 until August 2005, at which time he was engaged in connection with the organizational activities of the Bank.

Executive Compensation

The Company’s principal executive officer is Albert F. Buzzetti, President and Chief Executive Officer. Mr. Buzzetti, together with, Michael Lesler, Executive Vice President and Chief Financial Officer, Leo J. Faresich, Executive Vice President and Chief Lending Officer, and Diane M. Spinner, Executive Vice President and Chief Administrative Officer, are sometimes referred to as the “named executive officers.” The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2007 Summary Compensation Table

					All Other
Name and			Option		Compensation
Principal Position	Year(1)	Salary ($)	Awards ($)(2)	Bonus ($)	($)(3)	Total ($)

Albert F. Buzzetti,	2007	190,000	14,618	25,000	21,741	251,359
President & CEO	2006	114,423	13,850	—	7,200	135,473
Michael Lesler,	2007	140,000	14,618	20,000	16,919	191,537
Executive VP & CFO	2006	81,730	13,850	—	7,200	102,780
Leo J. Faresich,	2007	170,000	14,618	20,000	17,473	222,091
Executive VP & CLO	2006	101,346	13,850	—	7,200	122,396
Diane M. Spinner,	2007	140,000	14,618	20,000	15,030	189,648
Executive VP & CAO	2006	81,730	13,850	—	7,200	102,780

(1)	Compensation for 2006 includes all compensation for the period beginning on May 10, 2006, when the Bank opened for business, and ended on December 31, 2006.

(2)	The 2007 amount indicated is the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for the 2007 grants: dividend yield of 0.00%; expected volatility of 21.69%; risk-free interest rate of 3.28%; and expected life of 5.15 years. The effects of applying these assumptions in determining net income may not be representative of the effects on net income in future years.

The 2006 fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for the 2006 grants: dividend yield of 0.00%; expected volatility of 16.00%; risk-free interest rate of 4.77%; and expected life of 2 years. The effects of applying these assumptions in determining net income may not be representative of the effects on net income in future years.

(3)	Includes payments made to the named executive officers for automobile allowances and reimbursements for unused vacation.

We offer each of our named executive officers a competitive salary, a change in control agreement, option awards and benefits typical of an organization like the Company, which are offered to our employees, generally, such as medical insurance, group term life insurance and a 401(k) plan, as well as an automobile allowance.

Options awards are intended to align the personal financial interests of our named executive officers with those of the Company, and to encourage our named executive officers to remain employed by the Company by providing them with a long term interest in our overall performance, as reflected by the performance of our common stock. In 2006, option awards were made primarily to attract talented management to, and to remain with, the Company. Accordingly, awards were made shortly after our 2006 Stock Option Plan was approved by our shareholders in October 2006. Each named executive officer received an option award to purchase 22,000 shares of our common stock at an exercise price of $9.09 per share, as adjusted following our ten percent (10%) stock distribution in January 2007 and two for one stock split in December 2007. The referenced option awards were immediately exercisable with respect to fifty percent (50%) of the shares underlying the options and became exercisable with respect to the remaining fifty percent (50%) of the shares underlying the options on the first anniversary of the grant date, or November 1, 2007.

During November 2007, each named executive officer received an option award to purchase 15,000 shares of common stock at an exercise price of $11.50 per share, as adjusted for the two for one stock split in December 2007. These options vest equally over a 5 year period

Outstanding Equity Awards at December 31, 2007

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Option
	Options (#)	Options (#)		Option Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($/Sh)	Date

Albert F. Buzzetti	—	15,000	(1)	11.50	12/01/2017
	11,000	—		9.09	11/01/2016
Michael Lesler	—	15,000	(1)	11.50	12/01/2017
	22,000	—		9.09	11/01/2016
Leo J. Faresich	—	15,000	(1)	11.50	12/01/2017
	22,000	—		9.09	11/01/2016
Diane M. Spinner	—	15,000	(1)	11.50	12/01/2017
	11,000	—		9.09	11/01/2016

(1)	Option award vest in equal annual amounts over a five year period.

Change In Control Agreements

We have entered into change in control agreements with each of our named executive officers and each such agreement is on substantially similar terms. Under the terms of the agreements, a named executive officer may receive a change in control payment in the event that he or she terminates his or her employment within 90 days following a change in control. As used in the agreement, a “change in control” means:

•	Any person acquiring securities representing more than 50% of the voting power of the securities of the Company or the Bank;

•	Any sale of all or substantially all of the assets of the Company or the Bank to a third party;

•	Any reorganization, merger, consolidation or similar transaction, unless the shareholders immediately prior to any such transaction hold securities representing a majority of the voting power of the entity surviving the transaction and the directors immediately prior to the transaction represent a majority of the directors of the entity surviving the transaction; and

•	Any other event designated a “change in control” by our board of directors.

The change in control payment which any named executive officer would be entitled to receive under his or her agreement would be a lump sum equal to 2.9 times the highest annual base salary he or she received in the year of termination and the two years immediately preceding. Assuming the triggering events for the change in control payments occurred on December 31, 2007, the estimated change in control payments which Mr. Buzzetti, Mr. Lesler, Mr. Faresich and Ms. Spinner would be entitled to receive would be $551,000, $406,000, $493,000 and $406,000, respectively. Any change in control payment would be made within 30 days following the recipient’s date of termination.

Director Compensation

			All Other
	Fees Earned or Paid	Option	Compensation
Name	in Cash ($)	Awards ($)	($)	Total ($)

Jack Alter(1)	—	—	—	—
Michael Bello	—	4,493	—	4,493
Jay Blau	—	4,493	—	4,493
Albert L. Buzzetti	—	4,493	—	4,493
Gerald A. Calabrese, Jr.(2)	—	505	—	505
Stephen Crevani	—	4,493	—	4,493
John K. Daily	—	4,493	—	4,493
Armand Leone, Jr., MD, JD	—	4,493	—	4,493
Anthony M. Lo Conte	—	4,493	—	4,493
Carmelo Luppino	—	4,493	—	4,493
Rosario Luppino	—	4,493	—	4,493
Howard Mann	—	4,493	—	4,493
Josephine Mauro	—	4,493	—	4,493
Joel P. Paritz	—	4,493	—	4,493
Christopher M. Shaari, MD	—	4,493	—	4,493
Anthony Siniscalchi	—	4,493	—	4,493
Mark Sokolich	—	4,493	—	4,493

The option award amount indicated is the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R. The per share fair values of stock options granted to non-employee directors is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for the 2007 grants which vested over a 34 month period and a 5 year period respectively. The options which vest over a 34 month period used the following assumptions in determining the grant date fair value: dividend yield of 0.00%; expected volatility of 14.33%; risk-free interest rate of 4.05%; and expected life of 4.01 years. The options which vest over a 5 year period used the following assumptions in determining the grant date fair value: dividend yield of 0.00%; expected volatility of 21.69%; risk-free interest rate of 3.28%; and expected life of 5.03 years. The effects of applying these assumptions in determining net income may not be representative of the effects on net income in future years.

(1)	Mr. Alter served as a director until his passing on August 27, 2007. At the time of his death, the Company had not yet granted options to directors.
(2)	Mr. Calabrese was appointed to serve as a director beginning August 1, 2007.

At December 31, 2007, each non-employee director other than Mr. Calabrese had 30,000 options outstanding, 20,000 of which were granted in October, 2007, vest over 34 months and expire on 10/1/2017, and 10,000 of which were granted in December, 2007, vest over 5 years and expire on 12/1/2017. At December 31, 2007, Mr. Calabrese had 10,000 options outstanding, all of which were granted in December, 2007, vest over 5 years, and expire on 12/1/2017. All options granted to directors during 2007 have an exercise price of $11.50 per option.

Except for directors who are also officers of the Bank and received compensation as such, our board of directors did not receive any cash compensation for services, including services as members of any committees of the board or for attendance at meetings of the board or any committees of the board during 2007. Having recovered all “start-up” costs related to the organization of the Bank and the Company, and achieving a level of profitability during 2007, we will begin compensating non-employee Directors for board meetings and committee meetings in January, 2008. Non-employee Directors shall receive $500.00 per each attendance at Board of Director’s meetings and $250.00 for each attendance at Directors’ Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2007, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

There were no other transactions in which any related person had or will have a direct or indirect material interest. Except for our policies and procedures related to the approval of loans, we have not yet adopted any formal policies and procedures for the review, approval, or ratification of any transactions with related persons. Informally, however, any such transactions would be reviewed by the disinterested members of the board of directors and, subject to their determination that each is on arm’s-length terms, would be approved by them.

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our code of conduct and ethics is available under the heading, “Corporate Governance,” at our Internet website, www.bonj.net.

AUDIT-RELATED INFORMATION

Relationship with Independent Auditors

KPMG LLP audited the financial statements of the Bank for the year ended December 31, 2006, but was never engaged as the principal accountant to audit the Company’s financial statements. During 2007, the Company and the Bank effected a holding company reorganization, as a result of which the assets, liabilities, and stockholders’ equity of the Bank immediately prior to the holding company reorganization were carried forward on the Company’s consolidated financial statements.

The audit committee selected BMC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. BMC has advised the Company that one or more of its representatives will be present at the 2008 annual meeting to make a statement if they so desire and to respond to appropriate questions. The audit committee has approved BMC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

The following table presents the aggregate fees, billed or expected to be billed, by BMC, the Company’s principal accountant, for the fiscal year ended December 31, 2007. The Company was incorporated on November 28, 2006, and did not engage an accountant for the period ended December 31, 2006.

Fee Category	2007 Fees ($)

Audit Fees(1)	$74,033
Audit-Related Fees(2)	—
Tax Fees(3)	$10,500
All Other Fees(4)	—

Total Fees	$84,533

(1.)	Audit Fees consist of the aggregate fees billed for professional services rendered by BMC for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by BMC in connection with statutory and regulatory filings or engagements.

(2.)	Audit-Related Fees consist of the aggregate fees billed for assurance and related services by BMC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” There were no audit-related fees paid during 2007.

(3.)	Tax Fees consist of the aggregate fees billed for professional services rendered by BMC for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payments.

(4.)	All Other Fees consist of the aggregate fees billed for products and services provided by BMC, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” There were no fees paid for all other fees during 2007.

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The policy requires that all services to be performed by BMC, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. The chairperson of the audit committee is authorized to execute any engagement letter or agreement with BMC for and on behalf of the Company. All services rendered by BMC are permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by BMC during 2007. The audit committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining BMC’s independence and has determined that provision of such services has not adversely affected BMC’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, each of the Company’s officers, directors and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or it.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of the end of the fiscal year ended December 31, 2007, with respect to compensation plans under which the Company is authorized to issue shares of common stock.

Number of Shares
Remaining Available
for Future Issuance
	Number of Shares to		Under Equity
	Be Issued Upon	Weighted-average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	First Column

Equity Compensation Plans approved by security holders
2006 Stock Option Plan	198,300	$10.26	19,684
2007 Non-Qualified Stock Option Plan for Directors	460,000	$11.50	20,000
Equity compensation plans not approved by security holders	—	—	—

Total	658,300	$11.16	39,684

The 2006 Stock Option Plan and the 2007 Non-Qualified Stock Option Plan for Directors were approved by the shareholders of the Bank and assumed by the Company in connection with the holding company reorganization, which also was approved by the shareholders of the Bank, in July 2007.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2009 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, by March 23, 2009, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2009 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, the Company must receive the proposal by December 18, 2008.

A shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a member of the board of directors: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the board of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (2) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (3) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of the board of directors if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; (2) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2007 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on April 10, 2008, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2007 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Bancorp of New Jersey, Inc., 1365 Palisade Avenue, Fort Lee, New Jersey 07024, (201) 944-8600, we will deliver promptly a separate copy of this proxy statement and the accompanying 2007 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DIANE M. SPINNER
Secretary

{PROXY CARD BELOW IS FOR EDGAR FILING}
BANCORP OF NEW JERSEY, INC. REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2008 Solicited on behalf of the Board of Directors
The undersigned hereby appoints Albert F. Buzzetti and Michael Lesler, and each of them, with full power of substitution, to vote, as designated below, all the shares of Bancorp of New Jersey, Inc. common stock held of record by the undersigned at the close of business on April 10, 2008, at the annual meeting of shareholders, to be held May 22, 2008, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any and all earlier dated proxies with respect to such annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of proposals. The Board of Directors recommends a vote FOR each of the proposals.
Section 1. The election of For Withhold For All Except Michael Bello, Jay Blau, Albert F. ? ? ? Buzzetti, Albert L. Buzzetti, Gerald A. Calabrese, Jr. and Stephen Crevani as directors of Bancorp of New Jersey, Inc., each to hold office until the 2009 annual meeting of shareholders and until their successors are elected and qualify. — INSTRUCTIONS: To vote for all the nominees mark the box “For” with an “X”. To withhold your vote for all the nominees mark the box “Withhold” with an “X”. To withhold your vote for one or more individual nominees mark the box “For All Except” and write the name of the nominee(s) on the following line for whom you wish to withhold your vote.
Section 2. The election of John For Withhold For All Except K. Daily, Armand Leone, Jr., ? ? ? Anthony Lo Conte, Carmelo Luppino, Rosario Luppino and Howard Mann as directors of Bancorp of New Jersey, Inc., each to hold office until the 2010 annual meeting of shareholders and until their successors are elected and qualify. — INSTRUCTIONS: To vote for all the nominees mark the box “For” with an “X”. To withhold your vote for all the nominees mark the box “Withhold” with an “X”. To withhold your vote for one or more individual nominees mark the box “For All Except” and write the name of the nominee(s) on the following line for whom you wish to withhold your vote.
Section 3. The election of For Withhold For All Except Josephine Mauro, Joel Paritz, ? ? ? Christopher Shaari, Anthony Siniscalchi, Mark Sokolich and Diane M. Spinner as directors of Bancorp of New Jersey, Inc., each to hold office until the 2011 annual meeting of shareholders and until their successors are elected and qualify. — INSTRUCTIONS: To vote for all the nominees mark the box “For” with an “X”. To withhold your vote for all the nominees mark the box “Withhold” with an “X”. To withhold your vote for one or more individual nominees mark the box “For All Except” and write the name of the nominee(s) on the following line for whom you wish to withhold your vote.

Should a director nominee be unable to serve as a director, an event the Bancorp of New Jersey, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the Board of Directors.
This proxy may be revoked at any time before it is voted on by delivering to the secretary of Bancorp of New Jersey, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Bancorp of New Jersey, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.
In order to assist us in providing proper accommodations for the annual meeting, please advise whether you plan to attend in person. Your response will not affect your proxy, your ability to attend the meeting or your ability to vote your shares in person.
I Plan To Attend I Do Not Plan To Attend ? ?
The undersigned acknowledges receipt from Bancorp of New Jersey, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on May 22, 2008, the Proxy Statement dated on or about April 17, 2008, and Bancorp of New Jersey, Inc.’s 2007 Annual Report.
Dated:___, 2008
Shareholder Signature Co-holder Signature (if any)
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.
PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE